UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2023
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Pinterest, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38872	26-3607129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Brannan Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 762-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
 _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	PINS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 17, 2023, Naveen Gavini, Pinterest, Inc.’s (the “Company”) Senior Vice President of Products informed the Company of his intention to leave the Company to pursue other career opportunities effective October 1, 2023. Mr. Gavini’s departure is not the result of any disagreement with the Company. The Company thanks Mr. Gavini for his many contributions and wishes him the best in his future endeavors.

On April 17, 2023, Sabrina Ellis accepted an offer from the Company to join as its Chief Product Officer effective May 15, 2023. Ms. Ellis will assume the role leading the product and design organization from Mr. Gavini effective May 15, 2023 and Mr. Gavini will stay with the Company until October 1, 2023 to ensure a smooth transition of his responsibilities.

Ms. Ellis has worked at Google since 2011 and most recently served as its Vice President of Product Management. In this role she led work on Google Pixel and helped define strategy and vision for Google’s smartphone. Before Google, she was the Vice President of Product Management at Kosmix and also previously spent 8 years at Yahoo! in a number of leadership roles, including as Vice President of Messenger, Voice and Chat. The Company welcomes Ms. Ellis and is excited for her to join as its Chief Product Officer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINTEREST, INC.

Date: April 19, 2023	By:	/s/ Wanji Walcott
Wanji Walcott
Chief Legal Officer and Corporate Secretary